UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 9, 2008

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 10.1
EXHIBIT 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Decisions Regarding Re-election to the Board of Directors
On April 9, 2008, T. Peter Thomas and Chaiho Kim both informed the Board of Directors (the “Board”) of Atmel Corporation (“Atmel” or the “Company”) that they will not seek re-election to the Board. In order to assure a smooth transition, both Messrs. Thomas and Kim will continue to serve on the Board and Board committees through the Company’s 2008 annual meeting of stockholders (the “2008 Annual Meeting”).
Appointment of a New Director
On April 9, 2008, the Board appointed Dr. Edward Ross as a director of Atmel. Dr. Ross is currently retired, having previously served as President (2000 through December 2004) and President Emeritus (January 2005 through December 2005) of TSMC North America, the US subsidiary of Taiwan Semiconductor Manufacturing Company Ltd., a Taiwanese semiconductor manufacturer. Previously, he was Senior Vice President of Synopsys, Inc., an electronic design automation supplier, from 1998 to 2000, and President of Technology and Manufacturing at Cirrus Logic, Inc., a semiconductor manufacturer, from 1995 to 1998. Dr. Ross is a director of California Micro Devices Corporation and Volterra Semiconductor, Inc. Dr. Ross holds a B.S.E.E. from Drexel University and an M.S.E.E., M.A. and Ph.D. from Princeton University.
The Board has not yet appointed Dr. Ross to any Board committees.
In connection with his appointment to the Board, the Board approved: (i) a non-qualified stock option for Dr. Ross, effective April 15, 2008 for the purchase of 40,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value on April 15, 2008 and (ii) 20,000 restricted stock units, or RSUs effective May 15, 2008. Assuming Dr. Ross continues to serve on the Board, (i) such option will vest and become exercisable as to 12.5% of the shares on the 6 month anniversary of the pricing date and monthly thereafter for 42 additional months and (ii) such RSU will vest annually over four years from the effective date. Dr. Ross will also receive a $50,000 annual retainer for his service on the Board.
On April 15, 2008, the Company issued a press release about the new director. The press release is attached hereto as Exhibit 99.1.
Compensatory Arrangements of Certain Officers
Effective April 9, 2008, Atmel permitted certain executive officers specified below (the “Executives”) to elect to amend certain terms of their stock option grant agreements. The amendments were permitted to avoid adverse tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended, to the Executives and the Company associated with stock options (or any portion of a stock option) with an exercise price that is less than the fair market value of the stock underlying the option on the date of grant that was not vested as of December 31, 2004 (“Discount Options”). The Internal Revenue Service designed special transition rules to protect taxpayers from the adverse tax consequences described above by permitting holders of Discount Options to make an irrevocable election to specify the year in which the holder would exercise his or her Discount Options. Therefore, the Company permitted such amendments based on the findings of the Compensation Committee that the unfavorable tax consequences of Section 409A will significantly decrease the value of the Executives’ outstanding stock options and that it is in the best interests of the Company and its stockholders that the Company provide the Executives with an opportunity to mitigate the potential adverse tax consequences associated with the Discount Options.
Certain stock option grants for the individuals specified below were amended to provide for a fixed exercise in calendar year 2009 or a subsequent year, or earlier upon separation of service or change in control, as detailed in the form Stock Option Fixed Exercise Date Election Form filed herewith as Exhibit 10.1 and incorporated by reference herein.

		Aggregate Number
		of Shares of Atmel
		Common Stock
		Underlying Unvested
		Stock Options
Name	Current Position	Amended
Robert Avery	Vice President Finance and Chief Financial Officer	15,000

Rod Erin	Vice President of Non-Volatile Memories Business Unit	7,500
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Increase in the Size of the Board of Directors
On April 9, 2008, the Board of the Company adopted an amendment to Article III, Section 3.2 of Atmel’s Bylaws (the “Bylaws”) to change the number of directors from eight (8) to nine (9). The amendment became effective immediately.
Decrease in the Size of the Board of Directors
On April 9, 2008, the Board of the Company adopted an amendment to Article III, Section 3.2 of the Bylaws to change the number of directors from nine (9) to seven (7). The amendment will become effective immediately prior to the Company’s annual meeting of stockholders, scheduled for May 14, 2008.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Atmel Corporation as of April 9, 2008

10.1	Stock Option Fixed Exercise Date Election Form

99.1	Press release, dated as of April 15, 2008, entitled “Atmel Appoints Dr. Edward Ross, Industry Veteran, As New Independent Director”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION
Date: April 15, 2008	By:	/s/ ROBERT AVERY
Robert Avery
Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Atmel Corporation as of April 9, 2008

10.1	Stock Option Fixed Exercise Date Election Form

99.1	Press release, dated as of April 15, 2008, entitled “Atmel Appoints Dr. Edward Ross, Industry Veteran, As New Independent Director”